POWER OF ATTORNEY

 Know all men by these presents, that the undersigned hereby constitutes and appoints
Thomas C.K. Yuen and Gloria Ciancio, and each of them, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)  execute for and on behalf of the undersigned, in the undersigned's capacity as a greater than 10% stockholder and/or an officer and/or director of SRS Labs, Inc.
 (the "Company"), all statements or reports under Section 16 of the Securities
 Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder with respect to the beneficial ownership of the securities issued by the Company, including, without limitation, all initial statements of beneficial ownership on
 Form 3, all statements or changes of beneficial ownership on Form 4, and all annual statements of beneficial ownership on Form 5 and all other documents that may be required from time to time (including, without limitation, all amendments and supplemental to any such statements, documents or forms), to be filed with the United States Securities and Exchange Commission (the "Commission");

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, 5 or such other document as may be required from time to time and timely file such statements, documents and forms with the Commission and any stock exchange, or other similar authority; and

(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
 Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4, 5 or other like documents as may be required from time to time with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8th day of August, 2011.

/S/  MARIA OPPEGARD
Maria Oppegard